UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): AUGUST 29, 2002


                         PRG-SCHULTZ INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)

                        Commission File Number: 000-28000

            GEORGIA                                        58-2213805
(State or other jurisdiction of                   (IRS Employer Identification
         incorporation)                                       No.)




             2300 WINDY RIDGE PARKWAY
                 SUITE 100 NORTH
                 ATLANTA, GEORGIA                          30339-8426
     (Address of principal executive offices)              (Zip Code)




        Registrant's telephone number including area code: (770) 779-3900





          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On August 29, 2002, John M. Cook, the Chairman of the Board of Directors and Chief Executive Officer of PRG-Schultz International, Inc. ("PRG-Schultz"), entered into a Rule 10b5-1 compliant trading plan with Merrill Lynch, Pierce, Fenner & Smith Incorporated to sell up to 750,000 shares of the common stock of PRG-Schultz currently owned by Mr. Cook. The sales are to be made pursuant to specified criteria, with no more than 150,000 shares to be sold per calendar quarter, beginning with the third calendar quarter of 2002 and ending with the third calendar quarter of 2003; provided that any shares not sold during a calendar quarter may be carried forward to a later calendar quarter, subject to the outside plan termination date of September 30, 2003.

The PRG-Schultz Board of Directors has approved an exception to the Company's insider trading policy that will allow trades under the plan to take place during normal blackout periods. Rule 10b5-1, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), provides certain defenses to actions under Section 10(b) of the Exchange Act and Rule 10b-5 thereunder for transactions conducted pursuant to written trading plans that satisfy the conditions of the Rule.

Depending upon prevailing market conditions and other factors, there is no guarantee that all authorized shares will be sold pursuant to the plan.



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


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PRG-SCHULTZ INTERNATIONAL, INC.



Date: September 4, 2002             By: /s/ Clinton McKellar, Jr.
                                        ----------------------------------------
                                        Clinton McKellar, Jr.
                                        Senior Vice President, General Counsel
                                        and Secretary




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